                                                                     EXHIBIT 2.2
================================================================================


                                SUBSCRIPTION AND

                             SHAREHOLDERS AGREEMENT

                                   dated as of

                                November 9, 2001

                                      among

                     VELOCOM INC. and QUALCOMM INCORPORATED

       BELL CANADA INTERNATIONAL (BRAZIL TELECOM I) LIMITED, BELL CANADA
         INTERNATIONAL (MEGATEL) LIMITED and BELL CANADA INTERNATIONAL
                              (ESPELHO SUL) LIMITED

               NORTEL NETWORKS LIMITED, LUCENT TECHNOLOGIES INC.,
         TELEFONAKTIEBOLAGET LM ERICSSON (PUBL.) and HARRIS CORPORATION

                                       and

                              VESPER HOLDING, LTD.

================================================================================

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I  DEFINITIONS.......................................................................1
        Section 1.1.  Definitions............................................................1

ARTICLE II  FORMATION OF THE COMPANY.........................................................9
        Section 2.1.  Formation..............................................................9
        Section 2.2.  Constituent Documents..................................................9
        Section 2.3.  Places of Business.....................................................9
        Section 2.4.  Term...................................................................9

ARTICLE III  CAPITALIZATION; SUBSCRIPTION FOR COMMON SHARES..................................9
        Section 3.1.  General................................................................9
        Section 3.2.  Shareholder Contributions and Transactions............................10
        Section 3.3.  Capital Contributions Generally.......................................13
        Section 3.4.  Commitment; Funding; Equity Issuance..................................13
        Section 3.5.  Conditions to Funding Notice..........................................15
        Section 3.6.  Preemptive Rights.....................................................16

ARTICLE IV  MANAGEMENT OF THE COMPANY.......................................................16
        Section 4.1.  General...............................................................16
        Section 4.2.  Procedures Relating to the Board of Directors.........................17
        Section 4.3.  Quorum of Board of Directors..........................................17
        Section 4.4.  Board Meetings........................................................17
        Section 4.5.  Board Observer........................................................18
        Section 4.6.  Subsidiary Directors and Voting.......................................18

ARTICLE V  CERTAIN TRANSACTIONS.............................................................18
        Section 5.1.  Vote Required to Effect Certain Transactions..........................18

ARTICLE VI  TRANSFER OF SHARES..............................................................21
        Section 6.1.  General Restrictions on Transfer; Legend on Certificates..............21
        Section 6.2.  Transfers of Shares...................................................22
        Section 6.3.  Exempt Transfers......................................................22
        Section 6.4.  Tag-Along Rights......................................................22
        Section 6.5.  Drag-Along Rights.....................................................24
        Section 6.6.  VeloCom Co-Sale Right.................................................25
        Section 6.7.  Put Right.............................................................26
        Section 6.8   Restriction on Transfer of Special Voting Shares......................27

ARTICLE VII  REPRESENTATIONS AND WARRANTIES.................................................27
        Section 7.1.  Representations and Warranties of the Parties.........................27
        Section 7.2.  Representations and Warranties of the Company.........................28
        Section 7.3.  Representations and Warranties of the Shareholders....................28
        Section 7.4   Representations and Warranties of the New Shareholders................29


ARTICLE VIII  CERTAIN COVENANTS.............................................................29
        Section 8.1.  Reservation of Ordinary Shares........................................29
        Section 8.2.  Mandatory Redemption..................................................30
        Section 8.3.  Covenants Relating to Use of Technology...............................32
        Section 8.4.  Confidentiality.......................................................33
        Section 8.5.  No U.S. Trade or Business.............................................33
        Section 8.6.  Registration Rights...................................................33
        Section 8.7   Financial Information.................................................34
        Section 8.8   QUALCOMM Note.........................................................34

ARTICLE IX  TERMINATION AND DISSOLUTION.....................................................35
        Section 9.1.  Termination and Dissolution...........................................35

ARTICLE X  MISCELLANEOUS....................................................................34
        Section 10.1. Notices...............................................................34
        Section 10.2. Binding Nature of Agreement...........................................35
        Section 10.3. Descriptive Headings..................................................35
        Section 10.4. Specific Performance..................................................38
        Section 10.5. Governing Law.........................................................38
        Section 10.6. Counterparts; Facsimile Signatures....................................39
        Section 10.7. Severability..........................................................39
        Section 10.8. Entire Agreement......................................................39
        Section 10.9. Amendment and Waiver..................................................39
        Section 10.10. No Third Party Beneficiaries.........................................40
        Section 10.11. Arbitration..........................................................40
        Section 10.12. Survival.............................................................41
        Section 10.13. Expenses.............................................................41

                                     ANNEXES

Annex A     -   Articles of Association of the Company
Annex B     -   Memorandum of Association of the Company
Annex C     -   Voting Control Agreement
Annex D     -   Letter Regarding Guarantees
Annex E     -   Registration Rights Agreement


                                    SCHEDULES

Schedule 1      Exchange of Existing Shareholding in Brazilian Holding Companies
Schedule 2      Contribution of AFACs in Brazilian Holding Companies
Schedule 3      Subscription for New Ordinary Shares
Schedule 4      Intentionally Omitted
Schedule 5      Subscription for QUALCOMM Incorporated Commitment Shares
Schedule 6 Shareholding of the Company Immediately Following Consummation of the Transactions Contemplated in Sections 3.2(a), (b), (d) and (f)
Schedule 7      Vendor Warrants

            SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

            This SUBSCRIPTION AND SHAREHOLDERS AGREEMENT is made and entered into as of November 9, 2001 by and among BELL CANADA INTERNATIONAL (Brazil Telecom I) LIMITED, BELL CANADA INTERNATIONAL (Megatel) LIMITED and BELL CANADA INTERNATIONAL (Espelho Sul) LIMITED (together, the "BCI Parties"); VELOCOM INC. ("VeloCom") and QUALCOMM Incorporated ("QUALCOMM") (VeloCom and QUALCOMM, individually, a "New Shareholder" and, collectively, the "New Shareholders"); NORTEL NETWORKS LIMITED ("Nortel"), LUCENT TECHNOLOGIES INC. ("Lucent"), TELEFONAKTIEBOLAGET LM ERICSSON (Publ.)("Ericsson"), and HARRIS CORPORATION ("Harris") (Nortel, Lucent, Ericsson and Harris, individually, a "Vendor" and, collectively, the "Vendors"); and VESPER HOLDING, LTD., a Cayman Islands company (the "Company"), in the case of each party along with its successors and permitted assigns.

                              W I T N E S S E T H:

            WHEREAS, the Company has entered into that certain Restructuring Agreement dated as of the date hereof (the "Restructuring Agreement") among the Company, the New Shareholders, the BCI Parties, the Vendors and certain other parties thereto, pursuant to which (A) the BCI Parties and the New Shareholders or their Affiliates have agreed to exchange all their equity interests in VESPER HOLDING S.A. and VESPER HOLDING SAO PAULO S.A., each a sociedade por acoes organized under the laws of the Federative Republic of Brazil (collectively, the "Brazilian Holding Companies") for such number of Ordinary Shares of the Company in the amounts and allocations as set forth in Schedules 1 and 2 hereto and (B) the Company has agreed to issue to the Vendors Warrants to purchase such number of Ordinary Shares of the Company in the amounts and allocations as set forth in
Schedule 7 hereto, as such amounts may be adjusted from time to time pursuant to the terms thereof.

            WHEREAS, pursuant to this Agreement, each of the New Shareholders desires to subscribe for such number of Ordinary Shares of the Company in an aggregate amount as set forth in Schedule 3 next to such New Shareholder's name.

            WHEREAS, each of the BCI Parties, New Shareholders and Vendors deem it in their best interests to regulate certain of their rights in connection with their interests in the Company, and they desire to enter into this Agreement to effectuate these purposes.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1. Definitions. Unless the context otherwise requires, the following terms used in this Agreement shall have the meanings specified below:

            "AFAC" shall mean an adiantamento para futuro aumento de capital (Advance for Future Capital Increases), as such concept is interpreted pursuant to the laws of the Federative Republic of Brazil.

            "AFAC Contributions" shall have the meaning specified in Section 3.2(b).

            "Affiliate(s)" and its correlative terms shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries.

            "Agreement" shall mean this Subscription and Shareholders Agreement, including the Annexes and Schedules hereto, as the same may be amended or supplemented from time to time.

            "Articles of Association" shall mean the Articles of Association of the Company, as amended from time to time.

            "BCI Parties" shall have the meaning specified in the forepart of this Agreement.

            "Brazilian Holding Companies" shall have the meaning specified in the forepart of this Agreement.

            "BREW" shall have the meaning specified in Section 8.3.

            "Business" shall mean the switched fixed telephone networks constructed, installed and operated by the Operating Companies pursuant to the Licenses, such other business currently engaged in by the Operating Companies or otherwise incidental to the foregoing and the business currently engaged in by Vento.

            "Business Day" shall mean a day that is not a Saturday, Sunday or other day on which commercial banks in New York City or in the Cayman Islands are authorized or required by law to remain closed.

            "Capital Call Per Share Price" shall mean $4.95, as adjusted from time to time as appropriate to take account of any stock or share split, dividend, reclassification, combination or reorganization of the capital of the Company since the date such price was last established.

            "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, a sociedade por acoes or a limited liability company, any and all equivalent ownership interests (but excluding any debt security that is convertible into, or exchangeable for, any such interests) in any other Person, and any and all warrants or options to purchase any of the foregoing.

            "Closing Date" shall mean the date hereof.

            "Company" shall have the meaning specified in the forepart of this Agreement and shall include such entity's successors and assigns.

            "Current Market Price" per Ordinary Share at any date shall mean (i) the fair market value per Ordinary Share, on a fully diluted basis, as reasonably determined in good faith by the Board of Directors, using an appropriate valuation method, assuming an arms-length sale to an independent party as a going concern of all of the Ordinary Shares of the Company, without giving regard to the lack of liquidity of the Ordinary Shares due to any restrictions contained herein or otherwise or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding which are convertible into or exchangeable for Ordinary Shares and the exercise of all rights, options and warrants then outstanding and exercisable to purchase Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, or (ii) if there shall be a public market for the Ordinary Shares, the average of the daily market prices for each day during the 20 consecutive trading days commencing 45 Business Days before such date as of which such a price can be established in the manner set forth below. The market price for each such trading day shall be the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system, or in any other case the higher bid price quoted for such day as reported by The Wall Street Journal and the National Quotation Bureau pink sheets.

            "Dollar" or "$" shall mean lawful currency of the United States of America.

            "Drag-Along Notice" shall have the meaning specified in Section 6.5(c).

            "Drag-Along Percentage" shall have the meaning specified in Section 6.5(a).

            "Drag-Along Right" shall have the meaning specified in Section
6.5(a).

            "Drag-Along Sale" shall have the meaning specified in Section
6.5(a).

            "Ericsson" shall have the meaning specified in the forepart of this Agreement.

            "Excess Cash" shall have the meaning specified in Section 8.8(b).

            "Exempt Transfer" shall have the meaning specified in Section 6.3.

            "Existing Shareholder(s)" shall mean each and all of the shareholders of the Brazilian Holding Companies on the date hereof, without giving effect to the Restructuring.

            "Financial Advisors" shall have the meaning specified in Section 5.1(a)(ii).

            "Fiscal Quarter" means any quarter of a Fiscal Year.

            "Fiscal Year" means the fiscal year of the Company, which shall be the 12 month-period ending on December 31 in each year or such other period as the Company may designate.

            "Funding Amount" shall have the meaning specified in Section 3.4(b)(i).

            "Funding Commitment Shares" shall have the meaning specified in
Section 3.4(b)(i).

            "Funding Date" shall have the meaning specified in Section
3.4(b)(i).

            "Funding Notice" shall have the meaning specified in Section 3.4(b)(i).

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

            "Governmental Authority" means the government of the United States, of Brazil, of the Cayman Islands or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee Fee" shall have the meaning specified in Section 3.2(g).

            "Guaranteed Debt" shall have the meaning specified in Section
3.2(g).

            "Guarantees" shall have the meaning specified in Section 3.2(g).

            "Harris" shall have the meaning specified in the forepart of this Agreement.

            "ICC" shall have the meaning specified in Section 10.11.

            "Indebtedness" shall have the meaning specified in the Restructuring Agreement.

            "Licenses" shall mean (1) the long distance and local fixed line service license dated as of May 5, 1999, covering Region 3 of Brazil, to Vesper Sao Paulo S.A. and (2) the long distance and local fixed line service license dated as of February 4, 1999, covering Region 1 of Brazil, to Vesper S.A., in each case granted by Agencia Nacional de Telecomunicacoes (National Telecommunications Agency).

            "Lien" shall mean any mortgage, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance or restriction of any kind, but excluding any pledge in connection with a bona fide financing.

            "Lucent" shall have the meaning specified in the forepart of this Agreement.

            "Memorandum of Association" shall mean the Memorandum of Association of the Company, as amended from time to time.

            "Merged Operating Company" shall have the meaning specified in
Section 8.2(a).

            "New Shareholder(s)" shall have the meaning specified in the forepart of this Agreement.

            "Nortel" shall have the meaning specified in the forepart of this Agreement.

            "Operating Companies" shall mean Vesper S.A. and Vesper Sao Paulo S.A., each a sociedade por acoes organized under the laws of the Federative Republic of Brazil, or any successor in interest.

            "Operating Company Sale" shall have the meaning specified in Section 8.2(a).

            "Ordinary Shares" shall mean ordinary shares, par value $0.0001 per share, of the Company and shall include such other shares of capital as may from time to time be issued in respect thereof or for which or into which such shares may be exchanged or converted. All references in this Agreement to Ordinary Shares shall be deemed to include Special Voting Shares (other than with respect to Sections 3.1, 3.2, 6.8, 7.2 and 8.1 and the Schedules hereto).

            "Percentage Interest" shall mean, except as otherwise provided herein, with respect to any Shareholder, the percentage interest of such Shareholder in the outstanding Ordinary Shares, represented by a fraction the numerator of which is the number of Ordinary Shares held by such Shareholder and the denominator of which is the aggregate number of Ordinary Shares issued and outstanding, in each case without giving effect to any Ordinary Shares issuable under any Warrants or options granted under the Stock Option Plan that are outstanding but unexercised on such date.

            "Person" shall mean any individual, partnership, corporation (including a business trust), company, joint stock company, trust, unincorporated association, joint venture or any other entity or a government or any political subdivision or agency thereof.

            "Positive EPS Date" shall mean the first date on which the Company has earnings per share on a fully-diluted basis (computed on a consolidated basis in accordance with GAAP) for two consecutive Fiscal Quarters equal to or in excess of $0.00 for each such quarter.

            "Preemptive Rights" shall have the meaning specified in Section 3.6.

            "Proposed Contribution" shall have the meaning specified in Section 3.2(c).

            "Public Offering" shall mean any bona fide public offering of equity securities (or securities exchangeable for or convertible into equity securities) of a Person pursuant to an effective registration statement under the Securities Act, or any other applicable law, or any other offering which results in such securities being listed for trading on any national or regional securities exchange in the United States or included for trading in any national market system or otherwise available for trading on any other major international securities exchange.

            "Put Notice" shall have the meaning specified in Section 6.7.

            "Put Right" shall have the meaning specified in Section 6.7.

            "QUALCOMM" shall have the meaning specified in the forepart of this Agreement and shall include such entity's successors and assigns.

            "QUALCOMM Commitment" shall mean $150,960,000, as such amount is decreased from time to time by any amounts paid by QUALCOMM to the Company under
Section 3.4 or Transferred by QUALCOMM pursuant to Section 3.4(a) and Article
VI.

            "QUALCOMM Commitment Shares" shall have the meaning specified in
Section 3.2(f).

            "QUALCOMM Designee(s)" shall have the meaning specified in Section 4.2(ii).

            "QUALCOMM Initial Purchase Shares" shall have the meaning specified in Section 3.2(d).

            "QUALCOMM Note" means that certain note issued by the Company to QUALCOMM on the date hereof.

            "QUALCOMM Sale" shall have the meaning specified in Section 6.6.

            "Refund Factor" shall have the meaning specified in Section 3.2(g).

            "Region" shall mean the geographic area corresponding to the territories specified in the Licenses.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and among the Company and the other parties thereto in the form of Annex E hereto.

            "Remaining Cash" shall have the meaning specified in Section 8.2(a).

            "Repurchase Factor" shall have the meaning specified in Section 8.2(c).

            "Repurchase Right" shall have the meaning specified in Section
8.2(a).

            "Restructuring" shall have the meaning specified in the Restructuring Agreement.

            "Restructuring Agreement" shall have the meaning specified in the forepart of this Agreement.

            "Rules" shall have the meaning specified in Section 10.11.

            "Securities Act" shall have the meaning specified in Section 7.3(a).

            "Shareholder(s)" shall include the BCI Parties, the New Shareholders and any Vendor solely upon such Vendor being issued Ordinary Shares upon its exercise of a Warrant, in each case along with their permitted assigns.

            "Sold Operating Company" shall have the meaning specified in Section 8.2.

            "Special Voting Shares" shall mean special voting shares, par value $0.0001 per share, of the Company, as to which each share entitles the holder thereof to 4 votes per share in all general and special meetings of the Company's shareholders, and shall include such other shares of capital as may from time to time be issued in respect thereof or for which or into which such shares may be exchanged or converted, each share of which shall be converted into one Ordinary Share (i) at the option of the Company at any time after January 1, 2002 or (ii) at the option of the BCI Parties at any time after January 1, 2002 unless such conversion would have an adverse effect on the Licenses or result in a violation of applicable law or regulation, as reasonably determined by the Company in good faith.

            "Stock Option Plan" shall mean a stock option plan to be adopted by the Board of Directors of the Company within 90 days of the date of this Agreement pursuant to which the Company may grant options to members of the Company's management to purchase Ordinary Shares in an aggregate amount not to exceed 5% of the Ordinary Shares then outstanding (on a fully diluted basis) at a price per Ordinary Share equal to the Current Market Price on the date of grant.

            "Subsidiary" shall mean any Person of which at least a majority of the outstanding share capital or other indicia of ownership having voting power under ordinary circumstances to elect directors (or the equivalent) of such Person shall at the time be held, directly or indirectly, by the Company, by the Company and one or more Subsidiaries of the Company, or by one or more Subsidiaries of the Company, and shall include partnerships of which the Company or one or more of its Subsidiaries is a general partner.

            "Super Majority Vote" shall have the meaning specified in Section 5.1(a).

            "Tag-Along Right" shall have the meaning specified in Section
6.4(a).

            "Tag-Along Sale" shall have the meaning specified in Section 6.4(a).

            "Technology" shall mean all technology used by the Company, the Operating Companies and Vento in connection with the Business, and shall include all inventions, propriety processes, know-how, formulae, designs, technology, trade secrets, studies, data and other information generated, derived, produced or gathered, directly or indirectly, in connection with the technology and the operation or activities of the Company, the Operating Companies or any of their Affiliates (other than the Shareholders).

            "Third Party" shall mean a Person which is not an Affiliate or a Subsidiary of the Company or any of the Shareholders.

            "Transfer" shall mean any transfer, directly or indirectly, voluntarily or involuntarily, whether or not for value, including any sale, assignment, gift, merger, combination or other transaction or otherwise, but excluding any pledge in connection with a bona fide financing for the Company.

            "Unanimous Vote" shall have the meaning specified in Section 5.1(b).

            "VeloCom" shall have the meaning specified in the forepart of this Agreement and shall include such entity's successors and assigns.

            "VeloCom Co-Sale Right" shall have the meaning specified in Section 6.6.

            "VeloCom Designee(s)" shall have the meaning specified in Section 4.2(ii).

            "VeloCom Initial Purchased Shares" shall have the meaning specified in Section 3.2(d).

            "Vendor(s)" shall have the meaning specified in the forepart of this Agreement.

            "Vento" means Vento Ltda., a limitada organized under the laws of Brazil.

            "Vento Parent" shall mean BV Interativa Holdings, a Cayman Islands company.

            "Voluntary Funding Amount" shall have the meaning specified in
Section 3.4(c).

            "Voluntary Funding Commitment Shares" shall have the meaning specified in Section 3.4(c).

            "Voting Control Agreement" means the Voting Control Agreement dated as of the date hereof among the Company, the New Shareholders and the BCI Parties in the form of Annex C hereto.

            "Warrants" shall mean the warrants to purchase Ordinary Shares dated the date hereof and issued by the Company to the Vendors pursuant to the Restructuring Agreement as such Warrants may be adjusted from time to time in accordance with the terms thereof.


                                   ARTICLE II

                            FORMATION OF THE COMPANY

            Section 2.1. Formation. The Company was incorporated as an exempted company under the laws of the Cayman Islands on October 11, 2001. The Shareholders agree that the rights and obligations of the Shareholders of the Company shall be governed by the terms and conditions set forth in this Agreement, and the provisions of the Articles of Association and Memorandum of Association of the Company shall be amended from time to time as necessary to conform herewith. In the event of a conflict between any provision of this Agreement and the Memorandum or Articles of Association of the Company, the Shareholders shall, to the extent permitted by law, take all action necessary to cause the Memorandum or Articles of Association of the Company, as the case may be, to be amended so as to conform with the provisions of this Agreement.

            Section 2.2. Constituent Documents. The Articles of Association and Memorandum of Association of the Company are attached hereto as Annex A and Annex B, respectively. The Articles of Association and Memorandum of Association of the Company may be amended from time to time in accordance with their terms and the terms of this Agreement.

            Section 2.3. Places of Business. The Company's principal office shall be at the offices of Maples and Calder, Ugland House, P.O. Box 309, Grand Cayman, Cayman Islands, B.W.I. The Company and its Subsidiaries may have additional offices or places of business in the Region and in such other places as the Board of Directors may designate from time to time, in each case taking into account the tax and regulatory concerns of each of the Shareholders.

            Section 2.4. Term. The existence of the Company shall continue until the Company is dissolved and terminated as contemplated by Section 9.1.


                                   ARTICLE III

                 CAPITALIZATION; SUBSCRIPTION FOR COMMON SHARES

            Section 3.1. General. The Articles of Association of the Company provide that the authorized capital of the Company consists of $50,000 divided into 498,844,848 Ordinary Shares and 1,155,152 Special Voting Shares. Each Ordinary Share is entitled to one vote. Each Special Voting Share is entitled to 4 votes per share. Each Special Voting Share shall convert, by way of redemption and reissue, into one Ordinary Share (i) at the option of the Company at any time after January 1, 2002 or (ii) at the option of the BCI Parties at any time after January 1, 2002 unless such conversion would have an adverse effect on the Licenses or result in a violation of applicable law or regulation, as reasonably determined by the Company in good faith. Except for such voting and conversion rights, the Special Voting Shares shall be identical in all other respects to Ordinary Shares. Upon such conversion, the Company shall amend the register of the Company to reflect the conversion by way of redemption of the Special Voting Shares and reissue of Ordinary Shares and prepare and execute the relevant share certificates.

            Section 3.2. Shareholder Contributions and Transactions.

            (a) Exchange of Existing Equity. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, each of QUALCOMM, VeloCom, and the BCI Parties shall transfer, convey, assign and deliver to the Company all of the existing Capital Stock held by such parties and/or their Affiliates in the Brazilian Holding Companies (which shall represent, in the aggregate, all of the then issued and outstanding Capital Stock of the Brazilian Holding Companies) free and clear of all Liens, in exchange for such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares or Special Voting Shares of the Company in the amounts and allocations as set forth in Schedule 1 hereto. If QUALCOMM, VeloCom, and the BCI Parties or their respective Affiliates have not so transferred, conveyed, assigned and delivered all of the existing Capital Stock held by such parties in the Brazilian Holding Companies prior to the Closing Date, then within 90 days of the Closing Date each of QUALCOMM, VeloCom, and the BCI Parties or their respective Affiliates shall so transfer, convey, assign and deliver to the Company all of the existing Capital Stock held by such parties in the Brazilian Holding Companies free and clear of all Liens, in exchange for such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares or

Special Voting Shares of the Company in the amounts and allocations as set forth in Schedule 1 hereto. In addition, upon the terms and subject to the conditions of this Agreement, on the Closing Date, each of the Existing Shareholders or their respective Affiliates shall transfer, convey, assign and deliver all of the existing Capital Stock held by such parties in Vento Parent (which shall indirectly represent, in the aggregate, all of the then issued and outstanding Capital Stock of Vento) free and clear of all Liens, in exchange for one (1) Ordinary Share of the Company. If the Existing Shareholders or their respective Affiliates have not so transferred, conveyed, assigned and delivered all of the existing Capital Stock held by such parties in Vento Parent prior to the Closing Date, then within 90 days of the Closing Date each of the Existing Shareholders or their respective Affiliates shall so transfer, convey, assign and deliver all of the existing Capital Stock held by such parties in Vento Parent free and clear of all Liens in exchange for one (1) duly authorized, validly issued, fully paid and non-assessable Ordinary Share of the Company.

            (b) Contribution of AFACs. Pursuant to the Restructuring Agreement, promptly after the Closing Date, each of QUALCOMM and/or its Affiliates and VeloCom and/or its Affiliates shall exercise its right to convert its existing AFACs in the Brazilian Holding Companies into new Capital Stock of the Brazilian Holding Companies. Thereafter, upon the terms and subject to the conditions of this Agreement, each of QUALCOMM and VeloCom shall transfer, convey, assign and deliver all of the Capital Stock in the Brazilian Holding Companies held by QUALCOMM and VeloCom as a result of the conversion of such AFACs (the "AFAC Contributions") free and clear of all Liens, in exchange for such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares of the Company in the amounts set forth in Schedule 2 hereto.

            (c) Other Capital Injections. Upon the terms and subject to the conditions of this Agreement, each New Shareholder may subscribe for and purchase, and the Company will issue to such New Shareholder, such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares of the Company determined by dividing the amount of the proposed capital contribution (the "Proposed Contribution") to be made by such New Shareholder by the Capital Call Per Share Purchase Price. Concurrently with such issuance, such New Shareholder will pay to the Company the Proposed Contribution. Any New Shareholder's Proposed Contribution shall equal the amount of expenses incurred by such New Shareholder in connection with the Restructuring which the Company or any of its Subsidiaries will pay. In addition, the Proposed Contribution by QUALCOMM shall not exceed $4,500,000 and the Proposed Contribution by VeloCom shall not exceed $500,000. The Company will pay, or cause its Subsidiaries to pay, such expenses upon receipt of such Proposed Contribution. Any purchase of Ordinary Shares made by VeloCom or QUALCOMM under this paragraph (c) shall be in addition to, and shall not reduce any purchases or contributions that VeloCom or QUALCOMM are otherwise required to make under this Section 3.2 or Section 3.4.

            (d) Subscription for New Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, promptly after the Closing Date, (i) the Company will issue to (A) QUALCOMM the number of duly authorized, validly issued, fully paid and nonassessable Ordinary Shares (the "QUALCOMM Initial Purchased Shares") specified next to QUALCOMM's name in Schedule 3 hereto and
(B) VeloCom the number of duly authorized, validly issued, fully paid and nonassessable Ordinary Shares (the "VeloCom Initial Purchased

Shares") specified next to VeloCom's name in Schedule 3 hereto, (ii) QUALCOMM will pay to the Company a total of $81,946,000 for the QUALCOMM Initial Purchased Shares and (iii) VeloCom will pay to the Company a total of $53,096,000 for the VeloCom Initial Purchased Shares. QUALCOMM and VeloCom shall pay the above amounts by wire transfer of immediately available U.S. dollar funds to such account as the Company directs by written notice delivered to QUALCOMM and VeloCom by the Company at least two Business Days before the Closing Date.

            (e) Intentionally Omitted

            (f) QUALCOMM Commitment. Upon the terms and subject to the conditions of this Agreement, promptly after the Closing Date, the Company will issue to QUALCOMM the number of duly authorized, validly issued, partially paid and nonassessable Ordinary Shares (the "QUALCOMM Commitment Shares") specified next to QUALCOMM's name in Schedule 5 hereto in exchange for the agreement of QUALCOMM to pay to the Company the QUALCOMM Commitment, as capital calls are made by the Company after the Closing Date from time to time pursuant to Section 3.4.

            (g) BCI Guarantee Fee. Upon the terms and subject to the conditions of this Agreement and in consideration for Bell Canada International, Inc., the ultimate parent of the BCI Parties, providing one or more guarantees (the "Guarantees") of certain portions of the outstanding indebtedness of the Operating Companies (the "Guaranteed Debt") pursuant to the terms of a letter in the form of Annex D attached hereto, the Company shall pay, for so long as the Guarantees remain outstanding, a fee of $1,000,000 per annum (the "Guarantee Fee") to the BCI Parties or as directed in advance by the BCI Parties. The Guarantee Fee shall be payable by wire transfer of immediately available U.S. funds to such account as shall be directed by the BCI Parties. The Guarantee Fee shall be paid in advance, beginning on the date upon which the Guarantees are effective and on each subsequent one year anniversary of such date. The Guarantee Fee for the second year shall be the amount determined by multiplying the Guarantee Fee for the first year (net of any refund payable for such year) by a fraction, the numerator of which is the amount of the outstanding Guaranteed Debt at the beginning of the second year and the denominator of which is the outstanding Guaranteed Debt at the beginning of the first year. The Guarantee Fee for the third year shall be determined by multiplying $2,000,000 per annum by a fraction, the numerator of which is the amount of the outstanding Guaranteed Debt at the beginning of the third year and the denominator of which is the outstanding Guaranteed Debt at the beginning of the first year. The Guarantee Fee for any year subsequent to the third year shall be the amount determined by multiplying the Guarantee Fee for the prior year (net of any refund payable for such year) by a fraction, the numerator of which is the amount of the outstanding Guaranteed Debt at the beginning of each such subsequent year and the denominator of which is the outstanding Guaranteed Debt at the beginning of the prior year. In addition, the Company shall be entitled to a refund of a portion of the Guarantee Fee previously paid in advance with respect to any year, which refund shall be in an amount determined by multiplying the Guarantee Fee paid for such year by a fraction, the numerator of which is the amount of the outstanding Guaranteed Debt on the first day of such year minus the average daily balance of the outstanding Guaranteed Debt during such year, and the denominator of which is the amount of the outstanding Guaranteed Debt on the first day of such year (the "Refund Factor"). The refund for any year shall be paid to the Company on the day that the Guarantee Fee for the subsequent year is due (and the Company may offset such amounts). In the event that during any year the outstanding Guaranteed Debt is reduced to $0 and the credit facilities relating to such Guaranteed Debt have been terminated, the Company shall be entitled to a final refund of a portion of the Guarantee Fee previously paid in advance with respect to such year, which refund shall be in an amount determined by multiplying the Guaranteed Fee for such year by the Refund Factor (assuming that the daily balance is $0 for each day after the day on which such reduction to $0 occurs). Such final refund shall be paid by the BCI Parties on the Business Day immediately after the day on which such reduction to $0 by wire transfer of immediately available U.S. funds to an account designated by the Company. The Company's obligation to pay a Guarantee Fee under this Section 3.2(g) shall terminate once all of the Guarantees are no longer in effect or the Guaranteed Debt shall have been reduced to $0 and the credit facilities relating to such Guaranteed Debt have been terminated.

            (h) Additional Subscriptions. Upon the terms and subject to the conditions of this Agreement and until the date that is three months after the date hereof, VeloCom or any shareholder of VeloCom may subscribe for and purchase, and the Company will issue to such Person, such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares of the Company determined by dividing the amount of such subscription, which shall not exceed $20,000,000, by the Capital Call Per Share Purchase Price then in effect. Concurrently with such issuance, such Person will pay to the Company the subscription amount. Any purchase of Ordinary Shares made by such Person under this paragraph (h) shall be in addition to, and shall not reduce any purchases or contributions that VeloCom or QUALCOMM are otherwise required to make under this Section 3.2.

            (i) Certificates. Upon any issuance of Ordinary Shares to any Shareholders pursuant to this Agreement, the Company shall deliver to such Shareholders duly executed share certificates in such Shareholder's name, as appropriate, in connection with each such issuance and shall amend the register of members to reflect such Shareholders.

            (j) Fractional Shares. No fractional shares shall be issued or left remaining in connection with any issuances of Ordinary Shares pursuant to this
Section 3.2, as a result of any funding of the QUALCOMM Commitment pursuant to
Section 3.4 or as a result of any repurchase of Ordinary Shares pursuant to
Section 8.2. With respect to any fraction of a share, the Company shall pay to the Shareholder an amount in cash equal to such fraction multiplied by the Current Market Price per Ordinary Share, as determined on the date of such issuance.

            Section 3.3. Capital Contributions Generally. Except as otherwise provided in Section 3.2 or Section 3.4, no Shareholder shall be required to subscribe for and purchase Ordinary Shares or otherwise provide funding to the Company.

            Section 3.4. Commitment; Funding; Equity Issuance.

            (a) General; QUALCOMM Commitment. Subject to the provisions hereof, any VeloCom Designee, upon determining in good faith that either or both of the Operating Companies requires additional funding in connection with the business plan most recently approved by the Board of Directors of the Company or in connection with making the payment of a Guarantee Fee to the BCI Parties pursuant to Section 3.2(g), may from time to time make capital calls on QUALCOMM in an amount up to the QUALCOMM Commitment; provided, that (i) no VeloCom Designee may make any such capital call unless each of the conditions set forth in Section 3.5 are satisfied or waived, and (ii) QUALCOMM may Transfer any portion of the QUALCOMM Commitment, and the related QUALCOMM Commitment Shares, to any Person in accordance with Article VI, and upon such Transfer, such Person shall be responsible for any further funding obligation associated with the portion of the QUALCOMM Commitment so Transferred and shall agree to be bound by the terms of this Agreement as required by Section 6.1 and the provisions of this Section 3.4 shall be deemed amended to provide that the rights and obligations of QUALCOMM with respect to the QUALCOMM Commitment shall apply pro rata to such Person and its portion of the QUALCOMM Commitment so Transferred; provided, however, that QUALCOMM shall not be relieved of its obligations with respect to such Transferred QUALCOMM Commitment, (1) unless on the day of such Transfer or (2) until such time as, the transferee thereof has a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or, in each case, any successor to the rating agency business thereof).

            (b) Capital Calls.

                (i) Procedure. Any VeloCom Designee shall send written notice (the "Funding Notice") to QUALCOMM specifying the amount to be paid (the "Funding Amount") by QUALCOMM in respect of the Operating Company to which such Funding Amount is to be contributed and the date by which the Funding Amount must be paid (the "Funding Date"), which shall be at least 10 days and not more than 15 days after the date that the Funding Notice is delivered to QUALCOMM. The Funding Amount in any Funding Notice that contemplates funding for the period that includes a day on which a Guarantee Fee is payable pursuant to Section 3.2(g) shall be sufficient to make such payment. The Funding Notice shall also specify the number of QUALCOMM Commitment Shares, as adjusted from time to time as appropriate to take account of any stock or share split, dividend, recapitalization or reorganization of the capital of the Company since the date such number was last established, to which the Funding Amount relates, determined by dividing the Funding Amount by the Capital Call Per Share Price ("Funding Commitment Shares"). Subject to the terms and conditions hereof, QUALCOMM shall be obligated to pay the Funding Amount to the Company no later than the Funding Date; provided however, that in no event shall QUALCOMM be required to pay any funds in excess of the QUALCOMM Commitment. The Funding Amount shall be in the form of cash (unless otherwise approved by the Board of Directors by Super Majority
        Vote) and shall be paid by wire transfer of immediately available U.S. dollar funds to such account as the Company reasonably directs in its Funding Notice. Upon payment of the Funding Amount, each of the related Funding Commitment Shares shall become fully paid and shall not be QUALCOMM Commitment Shares under this Agreement, including for purposes of this Section 3.4(b). Upon payment of the Funding Amount, the Company shall take all actions necessary to insure that such Funding Commitment Shares have the status of duly authorized, validly issued, fully paid and nonassessable Ordinary Shares and are not subject to the provisions of Section 3.4(b)(ii).

                (ii) Failure to Make Contributions. If QUALCOMM fails to pay the Funding Amount specified in a Funding Notice pursuant to Section 3.4(b)(i) on or before the Funding Date, each of the Shareholders shall vote all of its Ordinary Shares, and shall take all other necessary or desirable actions within its control (whether in its capacity as Shareholder or otherwise), and shall cause its respective designees, if any, elected to the Company's Board of Directors to take all such action necessary, to require that the related Funding Commitment Shares be forfeited by QUALCOMM, whereupon such Ordinary Shares shall no longer be issued and outstanding.

                (iii) Remaining Commitment Shares. At any time after December 31, 2005, the Company by action of the Board of Directors by Super Majority Vote may elect to reduce the QUALCOMM Commitment to $0 and require that all remaining QUALCOMM Commitment Shares (after giving effect to the last two sentences in clause (i) above) be forfeited by QUALCOMM, whereupon such QUALCOMM Commitment Shares shall no longer be issued and outstanding.

            (c) Voluntary Funding of Commitment. Notwithstanding anything to the contrary contained herein, QUALCOMM also shall have the right at any time and from time to time, in its sole discretion, to elect to pay to the Company any amount of the QUALCOMM Commitment not yet subject to a Funding Notice (any amount so paid, the "Voluntary Funding Amount"). The number of QUALCOMM Commitment Shares, as adjusted from time to time as appropriate to take account of any stock or share split, dividend, recapitalization or reorganization of the capital of the Company since the date such number was last established, to which the Voluntary Funding Amount relates shall equal the Voluntary Funding Amount divided by the Capital Call Per Share Price then in effect ("Voluntary Funding Commitment Shares"). Upon paying the Voluntary Funding Amount, the Company shall take all actions necessary to insure that such Voluntary Funding Commitment Shares have the status of duly authorized, validly issued, fully paid and nonassessable Ordinary Shares and are not subject to the provisions of Section 3.4(b)(ii).

            (d) Replacement Financing. At any time after the Closing Date, the Company by action of the Board of Directors by Super Majority Vote may, from time to time, approve and authorize the issuance by any of the Brazilian Holding Companies or the Operating Companies of additional debt or equity financing. Upon receipt of the proceeds of such financing, (i) the amount of the QUALCOMM Commitment shall be reduced by the amount of such proceeds received by such Subsidiary (net of any fees associated with such financing) and (ii) the number of QUALCOMM Commitment Shares, as adjusted from time to time as appropriate to take account of any stock or share split, dividend, recapitalization or reorganization of the capital of the Company since the date such number was last established, determined by dividing the amount of such proceeds by the Capital Call Per Share Price then in effect, shall be forfeited by QUALCOMM, whereupon such QUALCOMM Commitment Shares shall no longer be issued and outstanding.

            Section 3.5. Conditions to Funding Notice. The right of any VeloCom Designee to deliver a Funding Notice pursuant to Section 3.4 is subject to the satisfaction or waiver of the following conditions:

            (i) the Company and the Shareholders (other than QUALCOMM) shall have complied with all of their respective agreements and obligations contained in Articles IV and V and there shall not have been any judicial determination that the terms of such Articles are unenforceable;

            (ii) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect, restricting, preventing or prohibiting consummation of the transactions contemplated by such Funding Notice (nor shall any proceeding or action relating to any such statute, rule, regulation, order, decree or injunction be pending), nor shall there be any proceeding initiated by any such Governmental Authority pending or threatened, in respect of the transactions contemplated thereby;

            (iii) there shall not have occurred a material disruption of the Brazilian economy or financial markets from their state on the date of this Agreement; and

            (iv) no principal of, interest on or other amount owing in respect of any then-outstanding Indebtedness of the Operating Company specified in such Funding Notice, which Indebtedness has an aggregate principal amount of more than $2,000,000, shall have become due and payable (whether at stated maturity, by acceleration or otherwise) and remains unpaid as of the date of such Funding Notice.

            Section 3.6. Preemptive Rights. The Company shall not issue any Ordinary Shares or other capital or any warrant, option or other security convertible into or exercisable for such capital of the Company, or enter into any agreement in respect of such issuance, except in connection with the issuance of Ordinary Shares pursuant to (i) Section 3.2 or Section 3.4, (ii) a Public Offering, (iii) the Stock Option Plan or (iv) any exercise of the Warrants, unless prior to such issuance the Company offers to each of the New Shareholders and the BCI Parties the right to participate proportionately according to the Percentage Interest of such New Shareholder or BCI Party in the Ordinary Shares as of the date of such proposed issuance, on the same terms and conditions (the "Preemptive Rights"). VeloCom shall have the right to assign its Preemptive Rights to any of its shareholders in proportion to their share ownership in VeloCom, unless otherwise agreed by such shareholders. Any right granted pursuant to this Section 3.6 shall be exercised by written notice to the Company given within 30 days after delivery to each New Shareholder and BCI Party of written notice of such proposed issuance. If any such Shareholder fails to respond to the Company within the 30-day notice period, such failure shall be deemed to be the rejection of the right of such Shareholder to participate in the purchase of the capital of the Company to be issued. At any time within 120 days following the date the Company has received notice (or deemed rejection) from each such Shareholder accepting or rejecting its right to participate, the Company may carry out the proposed issuance.

                                   ARTICLE IV

                            MANAGEMENT OF THE COMPANY

            Section 4.1. General.

            (a) Board of Directors. Subject to Section 5.1 and Section 9.1, the day-to-day business and affairs of the Company shall be managed and controlled by the Board of Directors, which shall consist of five (5) members, in a manner consistent with this Agreement and the Articles of Association and the Memorandum of Association. Unless otherwise specified herein or in the Articles of Association or the Memorandum of Association, any actions to be taken by the Board of Directors of the Company shall require the affirmative vote of a majority of the Board of Directors.

            (b) Removal of Directors. Any of QUALCOMM or VeloCom may at any time, and from time to time, upon request remove and replace any or all of the Directors designated by such New Shareholder pursuant to Section 4.2. In addition, any Director may resign at any time by giving written notice to the New Shareholder that appointed such Director and to the Company. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated, at the date of the receipt of such notice by the Company. No acceptance of such resignation shall be necessary to make it effective.

            Section 4.2. Procedures Relating to the Board of Directors. Subject to the provisions of Section 4.1, each of the Shareholders shall vote all of its Ordinary Shares, and shall take all other necessary or desirable actions within its control (whether in its capacity as Shareholder or otherwise), and shall cause its respective designees, if any, elected to the Company's Board of Directors to take all such action necessary, in order to cause:

                (i) the number of directors on the Board to be five;

                (ii) the election to the Board (whether at a meeting of shareholders or by an action by written consent of shareholders in lieu of a meeting) of (A) three representatives designated by QUALCOMM and its permitted transferees ("QUALCOMM Designees") and (B) two representatives designated by VeloCom and its permitted transferees ("VeloCom Designees");

                (iii) at the written request of QUALCOMM given at any time pursuant to Section 4.1(b), the immediate removal from the Board (with or without cause) of any QUALCOMM Designee (including during any meeting of the Board, in which case such meeting may, at the option of any remaining director designated by QUALCOMM, be adjourned pending filling the vacancy caused by such removal);

                (iv) at the written request of VeloCom given at any time pursuant to Section 4.1(b), the immediate removal from the Board (with or without cause) of any VeloCom Designee (including during any meeting of the Board, in which case such meeting may, at the option of any remaining director designated by VeloCom, be adjourned pending filling the vacancy caused by such removal); and

                (v) in the event that any QUALCOMM Designee or VeloCom Designee shall for any reason cease to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board to be filled by a representative designated by QUALCOMM or VeloCom, as the case may be, immediately upon request of QUALCOMM or VeloCom, as the case may be, whether at a meeting of Shareholders or by an action by written consent of Shareholders in lieu of a meeting.

            Section 4.3. Quorum of Board of Directors. The quorum necessary for a meeting of the Board of Directors to take any action other than those actions set forth in Section 5.1 shall be a majority of the Directors then in office, including one QUALCOMM Designee and one VeloCom Designee. If a quorum is not present at a meeting, the meeting will automatically be adjourned to the same place and at the same time the following week (or if such day is not a Business Day, at the same time on the next following Business Day), and a majority of the Directors then in office will constitute a quorum.

            Section 4.4. Board Meetings. The Board of Directors shall hold a regularly scheduled meeting at least once every two (2) calendar months, unless otherwise determined by the Board of Directors but in no event less often than once every Fiscal Year. Meetings may be in person, by telephone, or in such other manner allowing all participants to communicate with each other at the same time. Written notice of not less than seven (7) Business Days shall be given in respect of a meeting of the Board of Directors of the Company or any of its Subsidiaries, unless all directors of the Company consent to shorter notice, whether before, at or after such meeting. Any director of the Company may call a meeting of the directors by giving prior written notice of such meeting to the other directors. Any director may request a postponement of a meeting, but only one such postponement per meeting shall be permitted by each of the QUALCOMM Designees and VeloCom Designees.

            Section 4.5. Board Observer. VeloCom shall have the right to have one observer attend all meetings of the Board of Directors of the Company and the board of directors of each Subsidiary of the Company. Such observer shall be designated by VeloCom (with written notice thereof to the Company) and reasonably acceptable to the Board of Directors of the Company, and shall be entitled to receive the same prior written notice of and copies of all written materials relating to board meeting as the directors receive.

            Section 4.6. Subsidiary Directors and Voting. The provisions of this
Article IV shall apply equally to the board of directors of each Subsidiary of the Company and each Shareholder shall vote all of its Ordinary Shares, and shall take all other necessary or desirable actions within its control (whether in its capacity as Shareholder or otherwise), and shall cause its respective designees elected to the Company's Board of Directors to take all such action necessary, in order to cause the provisions of this Article IV to be implemented and complied with as to each Subsidiary of the Company.

                                    ARTICLE V

                              CERTAIN TRANSACTIONS

            Section 5.1. Vote Required to Effect Certain Transactions.

            (a) Super Majority Vote. Subject to Section 9.1, the Company shall not, and the Shareholders shall not permit the Company to, take any action and shall not permit any Subsidiary to take any action in connection with any of the following transactions unless such transaction shall have been approved by the affirmative vote of at least four (4) members of the Board of Directors then in office (a "Super Majority Vote"):

                (i) entering into or conducting, by the Company or any Subsidiary, any business other than the Business, or expanding its Business into a territory other than the Region;

                (ii) any issuance and/or sale of any equity interest in the Company or any Subsidiary (in one or a series of related transactions) in excess of U.S. $20,000,000 other than (i) for fair market value as determined by two independent financial advisors of international standing, one approved by QUALCOMM and the other approved by VeloCom (the "Financial Advisors"), and if such Financial Advisors shall not agree on such fair market value, then such fair market value shall be determined as follows: (A) if the lower of the fair market values determined by the Financial Advisors is equal to or more than 90% of the higher of the fair market values determined by the Financial Advisors, then the fair market value shall be the average of the two valuations, or (B) if the lower of the fair market value determined by the Financial Advisors is less than 90% of the higher of the fair market values determined by the Financial Advisors, then a third Financial Advisor of international standing chosen by the Financial Advisors shall make a determination of fair market value and the fair market value shall be the average of such third valuation and the original valuation that is closer to the third valuation, (ii) pursuant to capital contributions under Section 3.2(c) and (h) and Section 3.4, (iii) in connection with any exercise of (X) options pursuant to the Stock Option Plan or (Y) any of the Warrants and (iv) equity interests that are subordinate to the Ordinary Shares;

                (iii) subject to Section 8.3, any material change in the Technology used by the Company (or any Subsidiary) in the operation of the Business or otherwise by the Company;

                (iv) any Transfer or the grant, amendment or termination of any license in respect of, any significant Technology of the Company (or any Subsidiary);

                (v) any transactions between the Company or any Operating Company, on the one hand, and a Shareholder or any of its Affiliates, on the other hand, unless negotiated on an arms-length basis on terms at least as favorable as could otherwise be obtained with a Person who is not an Affiliate of the Company, except for any agreements as in effect immediately following closing of the Restructuring, which shall be deemed approved;

                (vi) any Transfer by the Company or any Subsidiary (in one or a series of related transactions) of all or substantially all of the assets or properties of the Company or any Subsidiary (including by way of any merger, combination, recapitalization, reorganization, consolidation or similar transaction), provided that a Super Majority Vote shall not be required if (A) such Transfer occurs three (3) or more years after the Closing Date and is made on arms-length terms and (B) the Company obtains a fairness opinion in connection with such Transfer issued by an independent financial advisor of international standing reasonably acceptable to VeloCom;

                (vii) any recommendation by the Board of Directors for the shareholders of the Company to vote in favor of any voluntary liquidation, bankruptcy, dissolution or winding up of the Company or any Subsidiary;

                (viii) any recommendation by the Board of Directors for the shareholders of the Company to vote in favor of any change in the jurisdiction of the organization of the Company (or any Subsidiary);

                (ix) any recommendation by the Board of Directors for the shareholders of the Company to vote in favor of any purchase or redemption of any securities issued by the Company or any Subsidiary (other than the QUALCOMM Note), unless such security is mandatorily redeemable by its terms and except as provided in Section 8.2; or

                (x) the creation of a Subsidiary or the voting (directly or indirectly and whether at a meeting of shareholders or action by written consent) of any securities owned by the Company or any Subsidiary to take any action which would call for a Super Majority Vote if such action was taken by the Company.

            (b) Unanimous Vote. Subject to Section 9.1, the Company shall not, and the Shareholders shall not permit the Company to, take any action and shall not permit any Subsidiary to take any action in connection with any of the following transactions unless such transaction shall have been approved by the unanimous consent of all of the members of the Board of Directors (and the board of directors of such Subsidiary, as the case may be) (a "Unanimous Vote"):

                (i) any recommendation by the Board of Directors for the shareholders of the Company to vote in favor of any change in the number of members of the Board of Directors of the Company (or any Subsidiary) or any committee thereof; or

                (ii) any recommendation by the Board of Directors for the shareholders of the Company to vote in favor of any amendment, modification or repeal of any provision of the Articles of Association (or other organizational documents) or Memorandum of Association of the Company (or any Subsidiary).

            (c) New Shareholder Voting. Each of the New Shareholders shall vote all of its Ordinary Shares for, and shall take all other necessary or desirable actions within its control (whether in its capacity as a New Shareholder or otherwise) to effect, any transaction or action that has been approved by a Super Majority Vote or a Unanimous Vote.

            (d) Consent Rights. (i) So long as the Special Voting Shares have not converted into Ordinary Shares, the Company shall not, and the Shareholders shall not permit the Company to, take any action and shall not permit any Subsidiary to take any action in connection with any of the following transactions unless such transaction shall have been approved by the affirmative vote of the BCI Parties:

                (i) entering into or conducting, by the Company or any Subsidiary, any material business other than the telecommunications business in Brazil;

                (ii) any Transfer by the Company or any Subsidiary (in one or a series of related transactions) of all or substantially all of the assets or properties of the Company or any Subsidiary (including by way of any merger, combination, recapitalization, reorganization, consolidation or similar transaction);

                (iii) any voluntary liquidation, bankruptcy, dissolution or winding up of the Company or any Subsidiary;

                (iv) any change in the jurisdiction of the organization of the Company (or any Subsidiary); or

                (v) the creation of a Subsidiary or the voting (directly or indirectly and whether at a meeting of shareholders or action by written consent) of any securities owned by the Company or any Subsidiary to take any action which would require such consent under this Section 5.1(d) if such action was taken by the Company.

            (e) BCI Prior Consent. The BCI Parties hereby consent to any Subsidiary of the Company taking any action in connection with the Restructuring that has been approved by QUALCOMM and VeloCom or otherwise approved by management or the board of directors of any or all of the Subsidiaries of the Company in connection with the pursuit of new, or modifications to existing, telecommunications licenses in Brazil.

            (f) Voting Control Agreement. The parties acknowledge that the Company, the New Shareholders and the BCI Parties will enter into the Voting Control Agreement, which will contain terms substantially similar to those set forth in Article IV and Section 5.1(a), (b), (c), and (d). The Voting Control Agreement will terminate when the Special Voting Shares convert into Ordinary Shares. In the event of any conflict between the terms of this Agreement and the Voting Control Agreement, the terms of this Agreement shall control, and each of the Company, the New Shareholders and the BCI Parties shall take all action necessary or desirable within its control (whether in its capacity as a Shareholder or otherwise) and shall cause its respective designees, if any, elected to the Company's Board of Directors to take all such action necessary to give effect to terms of this Agreement.

                                   ARTICLE VI

                               TRANSFER OF SHARES

            Section 6.1. General Restrictions on Transfer; Legend on Certificates. The Ordinary Shares shall be transferable only as provided in this Agreement and in the Articles of Association. No Transfer of any Ordinary Shares or issuance of Ordinary Shares pursuant to Section 3.2(h) shall be made to any Person unless such Person shall have agreed in writing, as a Shareholder, to be bound by the provisions of this Agreement. Upon (a) the Transfer other than an Exempt Transfer of any Ordinary Shares in accordance with this Agreement, the transferee shall have the same rights and be bound by the same obligations as the transferor under this Agreement other than any rights and obligations arising under Sections 6.4, 6.6 and 6.7, and (b) the Exempt Transfer of any Ordinary Shares in accordance with this Agreement, the transferee shall have the same rights and be bound by the same obligations as the transferor under this Agreement, provided, however, that in each case the assumption of obligations under the QUALCOMM Commitment shall be governed by Section 3.4(a). Upon any issuance of Ordinary Shares pursuant to Section 3.2(h), the Person acquiring such Ordinary Shares shall have the same rights and be bound by the same obligations as VeloCom arising under Sections 6.5, 6.6 and 6.7. Any purported Transfer of Ordinary Shares without compliance with the applicable provisions of this Agreement and the Articles of Association shall be void and of no effect. Each certificate representing Ordinary Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THESE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) IN COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE ACT AND OF THE SECURITIES LAWS OF ANY APPLICABLE STATE OR JURISDICTION, OR (B) (1) PURSUANT TO APPLICABLE EXEMPTIONS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH SECURITIES LAWS, AND (2) IF REASONABLY REQUESTED BY VESPER HOLDING, LTD. (THE "COMPANY"), UPON FURNISHING TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AS TO SUCH EXEMPTION. IN ADDITION, SUCH SHARES ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AND TRANSFER RESTRICTIONS AS SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED NOVEMBER 9, 2001, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY."

            Section 6.2. Transfers of Shares. Except for Exempt Transfers or Transfers permitted or required by the Registration Rights Agreement, or following approval by Super

Majority Vote in accordance with Section 5.1, each Shareholder may only Transfer all or any portion of its Ordinary Shares in compliance with this Article VI.

            Section 6.3. Exempt Transfers. The restrictions on Transfer provided in Sections 6.2, 6.4, 6.5, 6.6 and 6.7 shall not be applicable to any Transfer (an "Exempt Transfer") (i) (A) by any Shareholder to its Affiliates or (B) from any such Affiliate to any such Shareholder or to another Affiliate of such Shareholder or (ii) effected more than 18 months after the Closing Date by VeloCom to its shareholders in proportion to their share ownership, unless otherwise agreed by such shareholders.

            Section 6.4. Tag-Along Rights. (a) If QUALCOMM shall enter into an agreement to effect, or propose to effect, a sale, transfer or other disposition of Ordinary Shares (provided, that with respect to the BCI Parties, such sale, transfer or other disposition must be in excess of 51% of the Ordinary Shares then owned by QUALCOMM) (a "Tag-Along Sale"), each of the Vendors and the BCI Parties (as applicable) shall have the right (a "Tag-Along Right"), but not the obligation, to participate in such Tag-Along Sale by selling up to the number of Ordinary Shares equal to the number of Ordinary Shares subject to the Tag-Along Sale multiplied by its respective Percentage Interest immediately prior to the consummation of the Tag-Along Sale. For purposes of this Section 6.4 only, Percentage Interest shall be calculated as follows: (i) if QUALCOMM enters into an agreement for a Tag-Along Sale prior to the earlier of the date which is 42 months after the Closing Date or the Positive EPS Date, then the number of Ordinary Shares owned by VeloCom shall be excluded from the aggregate number of Ordinary Shares issued and outstanding (denominator in the Percentage Interest definition), (ii) if QUALCOMM enters into an agreement for a Tag-Along Sale after the earlier of the date which is 42 months after the Closing Date or the Positive EPS Date, then the number of Ordinary Shares owned by VeloCom shall be included in the aggregate number of Ordinary Shares issued and outstanding (denominator in the Percentage Interest definition), and (iii) in either case, if any Vendor intends to exercise a Warrant to obtain Ordinary Shares to sell in the Tag-Along Sale, the number of Ordinary Shares to be so obtained by any such Vendor shall be included in the number of Ordinary Shares held by such Vendor (numerator in the Percentage Interest definition) and the aggregate number of Ordinary Shares to be so obtained by all such Vendors shall be included in the aggregate number of Ordinary Shares issued and outstanding (denominator in the Percentage Interest definition). The number of Ordinary Shares which QUALCOMM is entitled to Transfer in the Tag-Along Sale shall be reduced to the extent of the participation of any Vendor or BCI Party (as applicable) pursuant to this
Section 6.4. Any such sale by a Vendor or BCI Party (as applicable) exercising a Tag-Along Right shall be for the same price and on the same terms and conditions as the proposed Tag-Along Sale by QUALCOMM. If in the Tag-Along Sale QUALCOMM intends to sell any QUALCOMM Commitment Shares along with the corresponding portion of the QUALCOMM Commitment (as permitted under Section 3.4(a)) and the per share sale price applicable to the Tag-Along Sale does not take into account the value of the QUALCOMM Commitment being so assumed, then the per share price applicable to each Vendor's and each BCI Party's Tag-Along Right shall be increased to include such value. None of the Vendors or BCI Parties (as applicable) shall be obligated to pay any portion of the transaction costs associated with a Tag-Along Sale or the sale, transfer or delivery of securities pursuant thereto, other than such Vendor's or BCI Party's costs.

            (b) Notwithstanding the foregoing, the provisions of Section 6.4(a) shall not apply to (i) any bona fide public sale of Ordinary Shares sold, or to the securities so sold or to holders thereof, pursuant to an effective registration statement under the Securities Act in which the Shareholders may participate, (ii) any sale of Ordinary Shares on the New York Stock Exchange, over Nasdaq or on any other internationally recognized securities exchange on which the Ordinary Shares are listed following the initial Public Offering, or
(iii) any Transfer of Ordinary Shares as permitted by Section 6.3.

            (c) QUALCOMM shall provide each of the Vendors and the BCI Parties (as applicable) with 30 days' prior written notice of such proposed Tag-Along Sale, setting forth in reasonable detail the consideration per share to be paid by the transferee, the number of shares to be sold and the other terms and conditions of the Tag-Along Sale, along with a copy of the agreement(s) providing for the Tag-Along Sale. If any Vendor or BCI Party (as applicable) wishes to participate in the Tag-Along Sale, it shall provide written notice of its participation to QUALCOMM within 15 days of its receipt of the notice specified in the preceding sentence. Such notice shall set forth the number (on an aggregate basis) of Ordinary Shares such Vendor or BCI Party (as applicable), as the case may be, elects to include in the Tag-Along Sale. If such notice is not received by QUALCOMM within the 15-day period specified above, QUALCOMM shall have the right to sell or otherwise transfer the Ordinary Shares to the proposed transferee without any participation by such Shareholder, but only (i) for the price and on the terms and conditions stated in the notice, and (ii) if the Tag-Along Sale is consummated not later than 60 days after the end of such 15-day period specified above.

            (d) In the event that a Vendor exercising a Tag-Along Right does not own at the time of such notice some or all of the Ordinary Shares which it has elected to sell but intends to obtain such shares by means of exercising some or all of its Warrants, then such Vendor shall deliver a Purchase Form (as such term is defined in the Warrants) to the Company simultaneously with its delivering the tag-along notice to QUALCOMM pursuant to paragraph (c) above. Along with the Purchase Form, such Vendor shall also deliver to the Company payment for the exercise price for such Ordinary Shares as required by the Warrant. The Company shall issue such Ordinary Shares to such Vendor in accordance with the Warrant as near the scheduled closing date of such Tag-Along Sale as is reasonably practicable but in any event no less than five (5) days prior to such scheduled closing date.

            (e) Each Vendor or BCI Party (as applicable) exercising a Tag-Along Right (i) shall be responsible for delivering to the transferee the certificate or certificates representing all Ordinary Shares that it is selling and collecting directly from the transferee the consideration to be paid in connection with the sale of such Ordinary Shares and (ii) shall cooperate in good faith to effect the sale to such transferee hereunder.

            (f) If (i) any Vendor exercises a Warrant in anticipation of a Tag-Along Sale as described in paragraph (d) above and (ii) after the Company issues Ordinary Shares to such Vendor as a result of such exercise, the Tag-Along Sale is not consummated or the purchaser in the Tag-Along Sale fails to purchase all of such Ordinary Shares from such Vendor, such Vendor may elect to have (x) the exercise of the Warrant rescinded with respect to those Ordinary Shares which were not purchased by such purchaser and (y) the Warrant correspondingly adjusted such that the number of Ordinary Shares as to which such Warrant will be exercisable includes such unpurchased Ordinary Shares.

            Section 6.5. Drag-Along Rights. (a) If, at any time after the earlier of the date which is 42 months after the Closing Date or the Positive EPS Date, QUALCOMM shall, in one or in a series of transactions, enter into an agreement to effect, or propose to effect, a sale, transfer or other disposition to a Third Party of Ordinary Shares owned by QUALCOMM in an amount greater than 50% of the then outstanding Ordinary Shares of the Company (a "Drag-Along Sale"), then QUALCOMM shall have the right (a "Drag-Along Right") to require VeloCom to sell, transfer and deliver, or cause to be sold, transferred and delivered to such Third Party, Ordinary Shares in an amount equal to the number of Ordinary Shares then owned by VeloCom multiplied by the Drag-Along Percentage. The "Drag-Along Percentage" shall mean the percentage represented by a fraction the numerator of which is the number of Ordinary Shares owned by QUALCOMM that are subject to the Drag-Along Sale and the denominator of which is the aggregate number of Ordinary Shares owned by QUALCOMM immediately prior to such Drag-Along Sale. The Ordinary Shares owned by VeloCom that are to be sold in the Drag-Along Sale shall be sold at the same price per share and on the same terms and conditions as are applicable to the Drag-Along Sale. If in the Drag-Along Sale QUALCOMM intends to sell any QUALCOMM Commitment Shares along with the corresponding portion of the QUALCOMM Commitment (as permitted under Section 3.4(a)) and the per share sale price applicable to the Drag-Along Sale does not take into account the value of the QUALCOMM Commitment being so assumed, then the per share price applicable to the Drag-Along Right shall be increased to include such value. VeloCom shall not be obligated to pay any portion of the transaction costs associated with a Drag-Along Sale or the sale, transfer or delivery of securities pursuant thereto.

            (b) Notwithstanding the foregoing, the provisions of this Section
6.5 shall not apply to (i) any bona fide public sale of Ordinary Shares sold, or to the securities so sold or to holders thereof, pursuant to an effective registration statement under the Securities Act in which the Shareholders may participate, (ii) any sale of Ordinary Shares on the New York Stock Exchange, over Nasdaq or on any other internationally recognized securities exchange on which the Ordinary Shares are listed following the initial Public Offering or
(iii) any Transfer of Ordinary Shares as permitted by Section 6.3.

            (c) QUALCOMM shall provide 30 days' prior written notice ("Drag-Along Notice") to VeloCom, setting forth in reasonable detail the consideration per share to be paid by the Third Party, the number of shares to be sold by VeloCom and the other terms and conditions of the Drag-Along Sale, including the date of the closing of such Drag-Along Sale, along with a copy of the agreement(s) providing for the Drag-Along Sale. QUALCOMM shall also provide a copy of such notice to the Company.

            (d) VeloCom (i) shall deliver to the Third Party the certificate or certificates representing all Ordinary Shares that VeloCom is required to sell in the Drag-Along Sale on or before the closing of such sale, (ii) shall collect directly from the Third Party the consideration to be paid for the Ordinary Shares it is selling in the Drag-Along Sale and (iii) shall cooperate in good faith to effect the sale to such Third Party hereunder. If VeloCom should fail to so deliver its certificates representing Ordinary Shares, VeloCom shall be deemed to have immediately given a transfer notice in respect of the shares subject to the Drag-Along Notice. Upon transfer of the shares to the Third Party pursuant to the Drag-Along Sale, the Company shall amend the register of the Company to reflect the new shareholdings and prepare and execute the relevant share certificates pertaining thereto.

            Section 6.6. VeloCom Co-Sale Right. (a) If, after the earlier of the date which is 42 months after the Closing Date or the Positive EPS Date, QUALCOMM shall enter into an agreement to effect, a sale, transfer or other disposition of Ordinary Shares (a "QUALCOMM Sale"), VeloCom shall have the right (a "VeloCom Co-Sale Right"), but not the obligation (i) if such QUALCOMM Sale, whether in one or in a series of related transactions with a Third Party or its Affiliates, relates to more than 50% of the then outstanding Ordinary Shares, to participate in such QUALCOMM Sale by selling all (but not less than all) of VeloCom's Ordinary Shares or (ii) in any other QUALCOMM Sale, to participate in such QUALCOMM Sale by selling up to the number of Ordinary Shares equal to the number of Ordinary Shares subject to the QUALCOMM Sale multiplied by VeloCom's Percentage Interest immediately prior to the QUALCOMM Sale and, in each case, the number of Ordinary Shares which QUALCOMM is entitled to Transfer in the QUALCOMM Sale shall be reduced to the extent of the participation of VeloCom pursuant to this Section 6.6. Any such sale by VeloCom exercising its VeloCom Co-Sale Right shall be on the same terms and conditions as the proposed QUALCOMM Sale by QUALCOMM. If in the QUALCOMM Sale QUALCOMM intends to sell any QUALCOMM Commitment Shares along with the corresponding portion of the QUALCOMM Commitment (as permitted under Section 3.4(a)) and the per share sale price applicable to such transaction does not take into account the value of the QUALCOMM Commitment being so assumed, then the per share price applicable to the VeloCom Co-Sale Right shall be increased to include such value.

            (b) Notwithstanding the foregoing, the provisions of this Section
6.6 shall not apply to (i) any bona fide public sale of Ordinary Shares sold, or to the securities so sold or to holders thereof, pursuant to an effective registration statement under the Securities Act in which VeloCom may participate, (ii) any sale of Ordinary Shares on the New York Stock Exchange, over Nasdaq or on any other internationally recognized securities exchange on which the Ordinary Shares are listed following the initial Public Offering, or
(iii) any Transfer of Ordinary Shares as permitted by Section 6.3.

            (c) QUALCOMM shall provide VeloCom with 30 days' prior written notice of such proposed QUALCOMM Sale, setting forth in reasonable detail the consideration per share to be paid by the transferee, the number of shares to be sold and the other terms and conditions of the QUALCOMM Sale, along with a copy of the agreement(s) providing for the QUALCOMM Sale. If VeloCom wishes to participate in the QUALCOMM Sale, it shall provide written notice of its participation to QUALCOMM within 15 days of its receipt of the notice specified in the preceding sentence. Such notice shall set forth the number (on an aggregate basis) of Ordinary Shares VeloCom elects to include in the QUALCOMM Sale. If such notice is not received by QUALCOMM within the 15-day period specified above, QUALCOMM shall have the right to sell or otherwise transfer the Ordinary Shares to the proposed transferee without any participation by VeloCom, but only (i) on the terms and conditions stated in the notice, and (ii) if the QUALCOMM Sale is consummated not later than 60 days after the end of such 15-day period specified above.

            (d) VeloCom shall be responsible for delivering to the transferee the certificate or certificates representing all Ordinary Shares that it is selling and collecting directly from the transferee the consideration to be paid in connection with the sale of such Ordinary Shares and shall cooperate in good faith to effect the sale to such transferee hereunder.

            Section 6.7. Put Right. If prior to the earlier of the date which is 42 months after the Closing Date or the Positive EPS Date QUALCOMM shall enter into an agreement to effect, in one or in a series of related transactions with a Third Party or such Third Party's Affiliates, a sale, transfer or other disposition of more than 50% of the then outstanding Ordinary Shares, VeloCom shall have the right (a "Put Right") to elect to sell to QUALCOMM, and QUALCOMM shall be required to purchase from VeloCom for cash, all (but not less than all) of VeloCom's Ordinary Shares. Notwithstanding anything herein to the contrary, the Put Right may not be exercised until after the earlier of the date which is 42 months after the Closing Date or the Positive EPS Date and shall expire 6 months after such date. The purchase price of VeloCom's Ordinary Shares purchased by QUALCOMM pursuant to the Put Right shall be the greater of (x) the price per Ordinary Share sold by QUALCOMM in the transaction giving effect to the Put Right and (y) the Current Market Price at the time the Put Right is exercised. If in the transaction giving rise to the Put Right QUALCOMM intends to sell any QUALCOMM Commitment Shares along with the corresponding portion of the QUALCOMM Commitment (as permitted under Section 3.4(a)) and the per share sale price applicable to such transaction does not take into account the value of the QUALCOMM Commitment being so assumed, then the per share price applicable to the Put Right shall be increased to include such value. On the date of the closing of the transaction giving rise to the Put Right, QUALCOMM shall confirm in writing to VeloCom its obligations arising from the Put Right in form reasonably satisfactory to VeloCom. The Put Right shall be exercised by delivery to QUALCOMM of a written notice (the "Put Notice") of such exercise. The closing of the purchase of VeloCom's Ordinary Shares pursuant to this Section 6.7 shall take place at the principal offices of the Company (or such other place as QUALCOMM and VeloCom may agree) no later than sixty (60) days following receipt by QUALCOMM of the Put Notice. At the closing of the purchase of VeloCom's Ordinary Shares pursuant to this Section 6.7, VeloCom shall assign and transfer to QUALCOMM good and valid title to VeloCom's Ordinary Shares to be sold and transferred, free and clear of all Liens, and QUALCOMM shall pay to VeloCom the purchase price for such Ordinary Shares in cash by delivery of a certified check or bank check or by wire transfer of immediately available funds to such account as VeloCom shall direct by written notice delivered to QUALCOMM not later than two (2) Business Days prior to such closing.

            Section 6.8 Restriction on Transfer of Special Voting Shares. Notwithstanding anything to the contrary in this Agreement, the Special Voting Shares shall not be Transferable.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

            Section 7.1. Representations and Warranties of the Parties. Each of the parties hereto, individually and not jointly, and each additional Shareholder becoming a party hereto, represents, warrants and covenants, to each other as follows:

            (a) It is duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of establishment. If it is not a Vendor, it has full power and authority, as the case may be, to own, lease and operate the assets held or used by it to conduct its business as currently conducted. It has the power and authority to enter into this Agreement and to carry out its obligations hereunder.

            (b) The execution and delivery of this Agreement by such party and the consummation of the transactions provided for hereby does not and will not
(i) conflict with or violate any provision of the certificate of incorporation, memorandum of association, articles of association, bylaws or any other document of governance, as applicable, of such party, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment, or constitute a default, event of default or an event which with notice, lapse of time, or both, would constitute a default or event of default, under the terms of any material contract to which such party is a party or is bound, (iii) result in the creation of any material Liens upon any of their respective properties, except as may be contemplated by the Restructuring (as defined in the Restructuring Agreement), or (iv) constitute a violation by any such party of any applicable law.

            Section 7.2. Representations and Warranties of the Company. The Company represents, warrants and covenants to the parties hereto that the authorized capital of the Company consists solely of 498,844,848 Ordinary Shares and 1,155,152 Special Voting Shares, and any Ordinary Shares and Special Voting Shares issued pursuant to this Agreement, when issued, will be, duly authorized, validly issued, outstanding, fully paid and nonassessable, provided that any Ordinary Shares issued pursuant to Section 3.2(f) will be partially paid when issued and fully paid upon payment of the Funding Amounts as set forth in
Section 3.4(b). Except as provided for in this Agreement, the Stock Option Plan and the Warrants, there are no outstanding options, warrants or any other equity interest (or commitments to issue any of the same) with respect to the Company or its capital. Immediately following the Closing Date, assuming the consummation of the transactions described in Sections 3.2(a) through (f), the Capital Stock of the Company shall be held as specified in Schedule 6 hereto.

            Section 7.3. Representations and Warranties of the Shareholders. Each of the Shareholders represents, warrants and covenants, individually and not jointly, to the Company as follows:

            (a) Such Shareholder is an "accredited investor", as such term is defined in Rule 501 of Regulation D, or not a "U.S. Person", as such term is defined in Rule 902 of Regulation S, in each case, under the Securities Act of 1933, as amended (the "Securities Act").

            (b) Such Shareholder acknowledges that the Ordinary Shares have not been registered under the Securities Act or under the laws of any state or other jurisdiction, and that except as contemplated pursuant to the Registration Rights Agreement, the Company is under no obligation to so register the Ordinary Shares. Such Shareholder understands and agrees that the Ordinary Shares must be held indefinitely unless (subject to any transfer restrictions in this Agreement) such Ordinary Shares are subsequently transferred (i) pursuant to an effective registration statement under the Securities Act and, where required, under the laws of any state or other jurisdiction or (ii) pursuant to an exemption from applicable registration requirements.

            (c) Such Shareholder recognizes that there is no established trading market for the Ordinary Shares and that it is unlikely that any public market for the Ordinary Shares will develop for the foreseeable future.

            (d) The Ordinary Shares are being acquired by such Shareholder for its own account for the purpose of investment and not with a view to their distribution, it being understood that the right to dispose of such Ordinary Shares shall be entirely within such Shareholder's discretion subject to the transfer restrictions set forth in this Agreement. Such Shareholder will refrain from transferring or otherwise disposing of any of its respective Ordinary Shares or any interest therein in such manner as to cause the Company to violate the registration requirements of the Securities Act or any applicable securities or blue sky laws of any state or jurisdiction.

            (e) Such Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Ordinary Shares.

            (g) Such Shareholder has had the opportunity at a reasonable time prior to the date of this Agreement to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated hereby and the Registration Rights Agreement. Such Shareholder has received, reviewed and analyzed all other documents requested from the Company relating to the Ordinary Shares and such information necessary to enable it to evaluate the merits and risks of an investment in the Ordinary Shares. The Company has afforded such Shareholder the opportunity to discuss such Shareholder's investment in the Company and to ask and receive answers to any questions relating to the investment in the Ordinary Shares.

            Section 7.4 Representations and Warranties of the New Shareholders.

            (a) QUALCOMM represents, warrants and covenants to the parties hereto that the total amount of equity contributed to the Brazilian Holding Companies and Operating Companies by QUALCOMM and/or its Affiliates since June 1, 2001 is $33,434,000.

            (b) VeloCom represents, warrants and covenants to the parties hereto that the total amount of equity contributed to the Brazilian Holding Companies and Operating Companies by VeloCom and/or its Affiliates since June 1, 2001 is $26,904,000.

                                  ARTICLE VIII

                                CERTAIN COVENANTS

            Section 8.1. Reservation of Ordinary Shares. The Articles of Association of the Company shall provide that 11,014,670 Ordinary Shares of the authorized share capital of the Company may be issuable only in connection with the exercise of the options under the Stock Option Plan, the Warrants and the conversion of the Special Voting Shares, and each of the Shareholders shall vote all of its Ordinary Shares or Special Voting Shares, and shall take all other necessary or desirable actions within its control (whether in its capacity as Shareholder or otherwise), and shall cause its respective designees, if any, elected to the Company's Board of Directors to take all such action necessary, to ensure that the amount of such restricted Ordinary Shares under the Articles of Association of the Company is equal to or greater than the number of Ordinary Shares as shall be required for any issuance and delivery upon exercise of the options under the Stock Option Plan, the Warrants or the conversion of the Special Voting Shares and to ensure that the Company otherwise performs its obligations under the Warrants.

            Section 8.2. Mandatory Redemption. (a) In the event that (i) the Company sells or otherwise disposes of, directly or indirectly (including by way of a disposition of shares of any parent company thereof) all or substantially all of the shares or assets of either of the Operating Companies (the "Sold Operating Company"), or the successor entity resulting from a merger or consolidation of the Operating Companies (the "Merged Operating Company") to a Third Party (an "Operating Company Sale"), and (ii) any cash proceeds from such sale remain after use thereof to repay all indebtedness owed by the Company and its Subsidiaries (including, without limitation, all indebtedness owed by the Company and its Subsidiaries to the Shareholders) (the "Remaining Cash"), then the Vendors shall have the right (the "Repurchase Right"), but not the obligation, to require the Company to use such Remaining Cash to repurchase Ordinary Shares acquired upon exercise of the Warrants and/or Warrants on a pro rata basis as set forth in this Section 8.2. If the Sold Operating Company is
(i) the Merged Operating Company, then each Vendor shall have a Repurchase Right; (ii) Vesper S.A., then each of Nortel, Ericsson and Harris shall have a Repurchase Right; or (iii) Vesper Sao Paulo S.A., then each of Lucent and Harris shall have a Repurchase Right. The Company shall cause all Subsidiaries involved in any Operating Company Sale to promptly distribute the Remaining Cash to the Company for application as contemplated hereby. For purposes of this Section 8.2 only, "Third Party" shall mean a Person that is not a Subsidiary of the Company. If the Operating Company Sale is to an Affiliate of the Company that is not a Subsidiary of the Company, such sale shall be negotiated on an arms-length basis on terms and at a price at least as favorable as could otherwise be obtained with a Person who is not an Affiliate of the Company.

            (b) Promptly after determination of the Remaining Cash of an Operating Company Sale, the Company shall provide each applicable Vendor with a notice setting forth the Remaining Cash and the Current Market Price per Ordinary Share. If any Vendor wishes to exercise its Repurchase Right, it shall provide written notice to the Company within 15 days of its receipt of the notice specified in the previous sentence. The notice shall set forth the number (on an aggregate basis) of Ordinary Shares and/or Warrants such Vendor elects to have the Company repurchase. If such notice is not received within the 15-day period specified above, the Vendor shall be deemed to have waived its Repurchase Right.

            (c) In the event that the Remaining Cash is insufficient to repurchase at the Current Market Value all of the Ordinary Shares and Warrants in each case set forth in the notices by all Vendors exercising Repurchase Rights, then the Company shall repurchase from each such Vendor the (i) number of Ordinary Shares set forth in such Vendor's notice multiplied by the Repurchase Factor and (ii) the number of Warrants set forth in such Vendor's notice multiplied by the Repurchase Factor. The repurchase price per Ordinary Share shall be equal to the Current Market Value. The repurchase price per Warrant shall be equal to the Current Market Value minus the Exercise Price (as defined in the Warrant). The "Repurchase Factor" shall mean a fraction, the numerator of which is the Remaining Cash divided by the Current

Market Value, and the denominator of which is the sum of the aggregate number of Ordinary Shares set forth in such notices plus the number of Ordinary Shares into which the number of Warrants set forth in such notices could be converted upon a cashless exercise pursuant to Section (a)(2) of the Warrants.

            (d) The closing of such repurchase shall take place on the fifth day after the 15-day period referred to in Section 8.2(b). At such closing, (i) the Vendor exercising its Repurchase Right shall deliver to the Company the certificate or certificates representing all of the Ordinary Shares and/or Warrants that are being repurchased and (ii) the Company shall deliver the aggregate purchase price for such Ordinary Shares and/or Warrants by wire transfer of immediately available U.S. dollar funds to such account as each such Vendor directs by written notice delivered to the Company at least two (2) Business Days before such closing.

            (e) In the event that (i) the Company effects an Operating Company Sale and (ii) any of the Remaining Cash relating to such Operating Company Sale has not been used to repurchase the Ordinary Shares and/or Warrants of the Vendors exercising Repurchase Rights pursuant to Section 8.2(a) -- (d), then the BCI Parties shall have the right, but not the obligation, to require the Company to use any such excess Remaining Cash to repurchase up to a number of the Ordinary Shares held by the BCI Parties as set forth below; provided that, the BCI Parties shall be entitled to such right only if the Sold Operating Company is (x) the Merged Operating Company or (y) the second Operating Company to be a Sold Operating Company. If the Sold Operating Company is (A) the Merged Operating Company, then the BCI Parties may require the Company to use such excess Remaining Cash, if any, to repurchase 100% of the Ordinary Shares owned by the BCI Parties and (B) the second of the Operating Companies to be a Sold Operating Company, then the BCI Parties may require the Company to use such excess Remaining Cash, if any, to repurchase 100% of the Ordinary Shares owned by the BCI Parties; in each case only to the extent of such excess Remaining Cash. The repurchase price per Ordinary Share shall be equal to the Current Market Value. Promptly after determination of the excess Remaining Cash, if any, after giving effect to the transactions contemplated by Section 8.2(a) -- (d), the Company shall provide the BCI Parties with a notice setting forth such excess Remaining Cash, if any, and the Current Market Price per Ordinary Share. If the BCI Parties wish to exercise their rights under this Section 8.2(e), they shall provide written notice to the Company within 15 days of their receipt of the notice specified in the previous sentence. The notice shall set forth the number (on an aggregate basis and allocated among the BCI Parties) of Ordinary Shares that the BCI Parties elect to have the Company repurchase. If such notice is not received within the 15-day period specified above, the BCI Parties shall be deemed to have waived its rights hereunder. The closing of such repurchase shall take place on the fifth day after the 15-day period referred to in the previous sentence. At such closing, (i) the BCI Parties shall deliver to the Company the certificate or certificates representing all of the Ordinary Shares that are being repurchased and (ii) the Company shall deliver the aggregate purchase price for such Ordinary Shares by wire transfer of immediately available U.S. dollar funds to such account as the BCI Parties direct by written notice delivered to the Company at least two (2) Business Days before such closing.

            (f) Each of the New Shareholders shall vote all of its Ordinary Shares, and shall take all other necessary or desirable actions within its control (whether in its capacity as Shareholder or otherwise), and shall cause its respective designees, if any, elected to the

Company's Board of Directors to take all other action necessary, to approve (to the extent such approval is required under the Articles of Association) the repurchase by the Company of Ordinary Shares in the manner set forth in this
Section 8.2.

            Section 8.3. Covenants Relating to Use of Technology. (a) For a period of five years after the Closing Date, the Company shall direct its Subsidiaries to use primarily CDMA technology, including IS95A, cdma2000 1x, cdma2000 1xEV or its successor standard in the 1.9 gigahertz frequency band.

            (b) For a period of ten years after the Closing Date, the Company shall cause at least 90% of the CDMA terminals purchased or otherwise acquired in each year by the Subsidiaries and (to the extent practicable and relevant) their Affiliates (including, without limitation, terminals purchased and distributed by third parties pursuant to arrangements with the Subsidiaries and their Affiliates) to utilize QUALCOMM ASIC chips; provided, however, that terminals using such chips are available and are offered under commercially reasonable terms.

            (c) For a period of ten years after the Closing Date, the Company shall cause the Subsidiaries and (to the extent practicable and relevant) their Affiliates to purchase CDMA test equipment from QUALCOMM; provided, however, that such equipment is available and is offered under commercially reasonable terms.

            (d) The Company shall, and shall cause the Subsidiaries and (to the extent practicable and relevant) their Affiliates, to cooperate with QUALCOMM to advance the deployment of QUALCOMM's Binary Runtime for Wireless uniform wireless application programming interface ("BREW") as follows:

                (i) the relevant Subsidiaries and (to the extent practicable and relevant) their Affiliates and QUALCOMM shall work in good faith to negotiate and execute a definitive written agreement pursuant to which such Subsidiaries (and to the extent practicable and relevant) their Affiliates shall deploy or cause the deployment of QUALCOMM's BREW technology and utilize BREW middleware services from QUALCOMM, in connection therewith, such agreement to be on commercially reasonable terms at least as favorable as could otherwise be obtained with a Person who is not an Affiliate of the Company;

                (ii) the relevant Subsidiaries and (to the extent practicable and relevant) their Affiliates shall publicly express support for the BREW platform; and

                (iii) the relevant Subsidiaries and (to the extent practicable and relevant) their Affiliates shall cooperate to encourage application developers to develop applications for operation under the BREW environment.

               (e) QUALCOMM and the Company shall work in good faith to negotiate and execute a definitive written agreement with VeloCom pursuant to which VeloCom would develop the 3.4GHz spectrum in the Region for VeloCom's own account, subject to consent of the creditors of the Operating Companies. VeloCom shall fund all network development with additional funds VeloCom shall raise from third parties. QUALCOMM and the Company shall work in good faith to cause the Operating Companies to negotiate and execute definitive written agreements with VeloCom in respect of infrastructure sharing and revenue agreements for the 3.4GHz spectrum, provided that the terms of such agreements shall be at an arms-length basis on commercially reasonable terms at least as favorable as could otherwise be obtained with a Person who is not an Affiliate of the Operating Companies and shall comply with all covenants required by creditors of the Operating Companies. The Company or its Subsidiaries shall have the right to purchase the company that VeloCom establishes to develop the 3.4GHz spectrum. The purchase price of such company shall be paid on an installment schedule to be agreed upon by the parties and shall be based on fair market value as determined by an internationally recognized investment banker mutually acceptable to QUALCOMM and VeloCom; provided, however, that in no event shall such purchase price be less than the total amount of capital invested by VeloCom at such date in connection with its development of the 3.4GHz spectrum.

            Section 8.4. Confidentiality. Each Shareholder and Vendor shall use, and shall cause its Affiliates, employees and agents to use, their reasonable best efforts to ensure that the terms of this Agreement and confidential proprietary information concerning the business and affairs of the Company and its Subsidiaries are not disclosed to third parties unless otherwise approved by a Super Majority Vote; provided, that, such information may be disclosed to third parties (i) to the extent reasonably required to accomplish any proposed Transfer under Article VI, if the transferees agree in writing to keep such information confidential, (ii) as necessary in connection with any private offering of securities held by a Shareholder or any of its Affiliates, if the offerees agree in writing to keep such information confidential, (iii) as necessary in connection with any Public Offering of securities of a Shareholder or any of its Affiliates (and related reporting obligations occasioned thereby) or (iv) as required by law.

            Section 8.5. No U.S. Trade or Business. The New Shareholders shall use their reasonable best efforts in order to cause the Company and its Subsidiaries to conduct their respective businesses so that it or they will not be considered to be engaged in a trade or business in the United States for U.S. Federal income tax purposes; provided, however, that each member of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment from the United States.

            Section 8.6. Registration Rights. The Company shall enter into the Registration Rights Agreement pursuant to which certain Shareholders shall have the right to cause the Company to register Ordinary Shares held by such Shareholders.

            Section 8.7 Financial Information. (a) The Company shall deliver, or cause to be delivered, to each New Shareholder and Vendor (for so long as such Person shall hold Ordinary Shares or Warrants):

            (i) As soon as practicable and in any event within 120 days after the end of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2001, the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, together with unaudited consolidating schedules for the Company and its Subsidiaries with respect to each of such financial statements, in each case setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of independent certified public accountants of recognized standing, which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations for the periods indicated in conformity with GAAP; and

            (ii) As soon as practicable and in any event within 60 days after the end of each Fiscal Quarter, unaudited financial statements, including consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income, stockholders' equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Company's Chief Financial Officer as fairly presenting the consolidated financial condition of the Company and its Subsidiaries, as the case may be, as of the dates indicated, and their consolidated results of operations and cash flows for the periods indicated, in conformity with GAAP, subject to customary year-end adjustments and the absence of footnotes.

            (b) The Company shall deliver, or cause to be delivered, to the BCI
Parties:

            (i) within 15 days of filing, such financial statements of the Operating Companies as are required to be filed with the Brazilian Commercial Registry; and

            (ii) within 15 days of a request by the BCI Parties, such information as shall be reasonably necessary for the BCI Parties to assess the valuation of a proposed issuance by the Company of Ordinary Shares or other capital stock of the Company which gives rise to Preemptive Rights under Section
3.6 (subject to the BCI Parties entering into appropriate confidentiality arrangements with the Company).

            Section 8.8 QUALCOMM Note. (a) The Company shall not, and each New Shareholder shall take all necessary or desirable actions within its control (whether in its capacity as Shareholder or otherwise) to cause the Company not to, and shall cause its respective designees, if any, elected to the Company's Board of Directors not to, declare or pay any dividend so long as any amounts remain outstanding under the QUALCOMM Note, unless consented to by QUALCOMM.

            (b) Until the date on which no amounts remain outstanding under the QUALCOMM Note, the Company shall cause the Operating Companies to distribute directly or indirectly all Excess Cash to the Company and the Company shall apply such Excess Cash toward the repayment of any outstanding amounts under the QUALCOMM Note, in each case to the extent permitted by applicable law. Each of the New Shareholders shall vote all of its Ordinary Shares, and shall take all other necessary or desirable actions within its control (whether in its capacity as Shareholder or otherwise), and shall cause its respective designees, if any, elected to the Company's Board of Directors (and the Boards of Directors of the relevant Subsidiaries of the Company) to take all other action necessary, to cause the provisions of this Section 8.8(b) to be implemented and complied with. For purposes of this Section 8.8, "Excess

Cash" shall mean, with respect to an Operating Company, all cash of such Operating Company in excess of the cash necessary to (i) fund the ongoing ordinary course operations for the next six months of such Operating Company pursuant to its business plan then in effect, and (without duplication) (ii) make all scheduled payments of principal of and interest on all then outstanding Indebtedness of such Operating Company due within the next six months.

                                   ARTICLE IX

                           TERMINATION AND DISSOLUTION

            Section 9.1. Termination and Dissolution. This Agreement shall become effective upon execution by the parties listed on the signature pages hereto, and, except as otherwise provided in this Agreement, the provisions of this Agreement shall remain in full force and effect as between the Shareholders and the Vendors until such time as (x) any such Shareholder shall cease to hold any Ordinary Shares or (y) any such Vendor shall cease to own any Ordinary Shares or Warrants, in which case, this Agreement (other than Section 8.4) shall terminate in respect of such Shareholder or Vendor only. The New Shareholders shall be entitled to terminate this Agreement in the event of the appointment of a receiver/liquidator of the Company or the Operating Companies resulting in substantial disruption of the Business of the Operating Companies for more than 120 Days. The termination of this Agreement, for whatever cause, shall not affect any provision of this Agreement which expressly operates in the event of or despite expiry or termination of this Agreement, and termination of this Agreement shall be without prejudice to any claim which has been made or may be made by one of the parties hereto against another for breach by such other party of any of its obligations under this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand, mail or overnight courier service, or sent by fax, as follows:

            If to the Company or any
            Subsidiary thereof, to:

                                        c/o Maples & Calder
                                        Ugland House
                                        P.O. Box 309
                                        Georgetown, Grand Cayman, Cayman Islands

            with a copy to:             VeloCom and QUALCOMM

            If to the BCI Parties, to:

                                        Bell Canada International (Brazil
                                        Telecom I) Limited
                                        Arawak Chambers
                                        Road Town, Tortola
                                        British Virgin Islands
                                        Facsimile No.: (289) 494-4643
                                        Attention: President

            with a copy to:

                                        Bell Canada International Inc.
                                        1000 de La Gauchetiere St. West
                                        Suite 1100
                                        Montreal, Quebec
                                        H3B 4Y8
                                        Facsimile No.: (514) 392-2342
                                        Attention: Vice-President, Law and
                                        Corporate Secretary

            If to VeloCom, to:
                                        VeloCom, Inc.
                                        5613 DTC Parkway, Suite 1100
                                        Greenwood Village, CO 80111
                                        Fax: (303) 874-1125
                                        Phone: (303) 874-1120
                                        Attention: President

            with a copy to:

                                        VeloCom, Inc.
                                        5613 DTC Parkway, Suite 1100
                                        Greenwood Village, CO 80111
                                        Fax: (303) 874-1125
                                        Attention: General Counsel


            If to QUALCOMM, to:

                                        QUALCOMM Incorporated
                                        5775 Morehouse Drive
                                        San Diego, California 92121
                                        Attn: President
                                        Facsimile: (858) 845-1249
            with a copy to:

                                        QUALCOMM Incorporated
                                        5775 Morehouse Drive
                                        San Diego, California 92121
                                        Attn: General Counsel
                                        Facsimile: (858) 845-1249

            If to Lucent, to:

                                        Lucent Technologies Inc.
                                        600-700 Mountain Avenue
                                        Murray Hill, NY  07974-0636
                                        Attention:  Doug Stephens
                                        Fax:  (908) 582-2237
                                        Phone:  (908) 582-0368

            If to Nortel, to:

                                        Nortel Networks Limited
                                        8200 Dixie Road
                                        Suite 100
                                        Brampton, Ontario
                                        L6T 5P6
                                        Attention:  Treasurer
                                        Fax:  (905) 863-8258
                                        Phone:  (905) 863-6613

            with copy to:

                                        Nortel Networks (CALA) Inc.
                                        1500 Concord Terrace
                                        Sunrise, Florida  33323-2815
                                        Attention:  Corporate Secretary
                                        Fax:  (954) 851-8900
                                        Phone:  (954) 851-8930

            If to Ericsson, to:

                                        Telefonaktiebolaget LM Ericsson (Publ.)
                                        6455 Lusik Boulevard
                                        San Diego, California  92121
                                        Attention:  CFO
                                        Fax:  (858) 332-7388
                                        Phone:  (858) 332-6202

            If to Harris Corporation, to:

                                        Harris Corporation
                                        Building A/1250
                                        1025 W NASA Blvd.
                                        Melbourne, Florida  32919
                                        Attention:  Jeffrey Morrill
                                        Fax:  (321) 727-9284
                                        Phone:  (321) 727-9395

            with copy to:

                                        Marie Wilson, Esq.
                                        Harris Corporation
                                        Microwave Communications
                                          Division
                                        350 Twin Dolphin Drive
                                        Redwood Shores, CA  94065
                                        Fax:  (650) 594-3524
                                        Phone:  (650) 594-3218

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective upon receipt.

            Section 10.2. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their successors in interest and their permitted assigns.

            Section 10.3. Descriptive Headings The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

            Section 10.4. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to seek specific performance, injunctive relief or other equitable remedies in the event of any such failure.

            Section 10.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

            Section 10.6. Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

            Section 10.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            Section 10.8. Entire Agreement. This Agreement is intended by the parties hereto as a final and complete expression of their agreement and understanding with respect to the subject matter contained herein and supersedes all prior agreements, negotiations and understandings, written or oral, among the parties with respect to the subject matter hereof and thereof.

            Section 10.9. Amendment and Waiver. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the New Shareholders; provided that any such amendment that adversely affects the rights and obligations of a specific Shareholder or Vendor shall require the written consent of such Shareholder or Vendor. Any provision may be waived if, but only if, such waiver is in writing and is signed by or on behalf of the party waiving such provision.

            Section 10.10. No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party to this Agreement, except as expressly set forth herein.

            Section 10.11. Arbitration. (a) Except as otherwise provided in
Section 10.4, the parties agree to submit any disputes arising out of, relating to, or in connection with, the interpretation, execution, or performance of this Agreement to final and binding arbitration in New York, New York, United States of America. The rules of the International Chamber of Commerce ("ICC") shall apply except to the extent modified by this Section 10.11.

            (b) The parties agree that the choice of arbitrators shall be as follows:

                (1) If there are only two sides to a dispute, one (1) arbitrator shall be appointed by each side and the third shall be selected by the two party-appointed arbitrators or, failing agreement, by the ICC, in accordance with the rules of the ICC.

                (2) If there are more than two sides to a dispute, then the three (3) arbitrators shall be appointed by the parties to the dispute in accordance with the rules of the ICC established for the appointment of a sole arbitrator. If the parties are not able to agree on all three arbitrators then the International Chamber of Commerce shall appoint the remaining one, two or three arbitrators in accordance with the rules of the ICC.

            (c) The arbitration shall be held in the English language. The parties agree that the obligations herein are "commercial" and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable or, if such convention has not then been ratified by the Cayman Islands, the Inter-American Convention on International Commercial Arbitration shall also apply. The prevailing party/parties shall be entitled to recover from the other party/parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other costs of arbitration.

            (d) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

            (e) To the extent that each party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

            Section 10.12. Survival. The representations and warranties, covenants, agreements and the provisions of this Article X contained herein shall survive the execution and delivery hereof or any related statute of limitations, and shall survive the termination of this Agreement indefinitely.

            Section 10.13. Expenses. Except as specifically provided for in
Section 3.2(c), each party shall bear its own expenses incurred in connection with the negotiation, execution and closing of this Agreement and the related agreements and the transactions contemplated hereby and thereby.

This is a signature page of the Subscription and Shareholders Agreement and shall constitute an integral part thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Subscription and Shareholders Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Sworn to before me this                     VESPER HOLDING, LTD.
___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     VELOCOM INC.
___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     QUALCOMM INCORPORATED
___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     BELL CANADA INTERNATIONAL (BRAZIL
                                            TELECOM I) LIMITED

___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     BELL CANADA INTERNATIONAL
                                            (MEGATEL) LIMITED

___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     BELL CANADA INTERNATIONAL
                                            (ESPELHO SUL) LIMITED

___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     NORTEL NETWORKS LIMITED
___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     LUCENT TECHNOLOGIES INC.
___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     TELEFONAKTIEBOLAGET LM ERICSSON
                                            (PUBL.)

___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     HARRIS CORPORATION
___ day of ____________.

_______________________                     By: _______________________________
Notary Public                               Name:
                                            Title: